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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES





1.   UNIVERSAL COMPRESSION, INC. (TEXAS CORPORATION)

2.   UNIVERSAL COMPRESSION INTERNATIONAL, INC. (DELAWARE CORPORATION)

3.   UNIVERSAL COMPRESSION INTERNATIONAL, LTD. (CAYMAN CORPORATION)

4.   UNIVERSAL COMPRESSION FINANCE COMPANY, LTD. (CAYMAN CORPORATION)

5.   UNIVERSAL COMPRESSION OF COLOMBIA, LTD. (CAYMAN CORPORATION)

6.   UNIWHALE, LTD. (CAYMAN CORPORATION) (75%)

7.   UNIVERSAL COMPRESSION DE VENEZUELA UNICOM, C.A. (VENEZUELA CORPORATION)

8.   UNIVERSAL COMPRESSION PTY., LTD. (AUSTRALIA CORPORATION)

9.   UNIVERSAL COMPRESSION DE MEXICO, S.A. DE C.V. (MEXICO CORPORATION)

10.  SPECTRUM ROTARY COMPRESSION, INC.